INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION OF EXHIBIT


EX-99.B1          Declaration of Trust of the Registrant as amended.

EX-99.B2          By-Laws of the Registrant.

EX-99.B5 Amended and Restated Investment Advisory Agreement between the Registrant and Brown Brothers Harriman & Co.

EX-99.B8 Custodian Contract between the Registrant and State Street Bank and Trust Company.

EX-99.B9(a)       Administration Agreement between the Registrant and Brown
                  Brothers Harriman Trust Company (Cayman) Limited.

EX-99.B9(b)       Expense Payment Agreement between the Registrant and Brown
                  Brothers Harriman Trust Company (Cayman) Limited.

EX-99.B9(c)       Investment representation letters of initial investors.